UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 30, 2003

                      REAL ESTATE ASSOCIATES LIMITED IV
            (Exact Name of Registrant as Specified in Its Charter)


               California                   0-12439               95-3718731
      (State or other jurisdiction        (Commission          (I.R.S. Employer
            of incorporation)             File Number)          Identification
                                                                    Number)


                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


      Registrant's telephone number, including area code (864) 239-1000


                                       N/A

                (Former address, if changed since last report)






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Item 5.     Other Events.

On April 29, 2003, the Court entered judgment against National Partnership Investments Corp. ("NAPICO"), the corporate general partner of the Registrant, and certain other defendants in the previously disclosed action entitled In Re Real Estate Associates Limited Partnership in the amount of $25.2 million for violations of securities laws and against NAPICO for $67.3 million for breaches of fiduciary duty, both amounts plus prejudgment interest of $25.6 million, and for punitive damages against NAPICO in the amount of $2.6 million. Since the amount of the judgment substantially exceeds NAPICO's net worth, NAPICO cannot post a bond for the full amount of the judgment, and NAPICO cannot predict what actions plaintiffs may attempt to take to satisfy the judgment. While the case is expected to be appealed, the matter is the responsibility of the former shareholders of Casden Properties pursuant to documents related to the acquisition completed in March 2002.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    REAL ESTATE ASSOCIATES LIMITED IV
                                    (a California limited partnership)


                                    By:   National Partnership Investments Corp.
                                          Corporate General Partner


                                    By:   /s/Brian H. Shuman
                                          Brian H. Shuman
                                          Senior Vice President and
                                          Chief Financial Officer


                                    Date: April 30, 2003